As filed with the Securities and Exchange Commission on December ____, 2000

      Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________
GENERAL CABLE CORPORATION
(Exact name of Registrant as specified in its charter)

4 Tesseneer Drive

Delaware	Highland Heights, Kentucky 41076	06-1398235
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices including zip code)	(I.R.S. Employer Identification No.)

GENERAL CABLE CORPORATION SAVINGS PLAN (Full title of the plan)

STEPHEN RABINOWITZ Chairman and Chief Executive Officer General Cable Corporation 4 Tesseneer Drive Highland Heights, Kentucky 41076 (859) 572-8000
(Name, address, and telephone number of agent for service)

Copies of Communications to:

ALAN H. LIEBLICH, ESQUIRE Blank Rome Comisky & McCauley LLP One Logan Square Philadelphia, Pennsylvania, 19103-6998 (215) 569-5500		ROBERT J. SIVERD, ESQUIRE Executive Vice President, General Counsel and Secretary General Cable Corporation 4 Tesseneer Drive Highland Heights, Kentucky 41076 (859) 572-8890

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered	Share	Price	Registration Fee

Common stock, par value $.01	125,000	$5.75	$718,750	$189.75 (1)

Participation Interests(2)	(2)	(2)	(2)	(2)

(1)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c), based upon the average of the high and low prices of the General Cable Corporation common stock, par value $.01 per share (the "Common Stock") on the New York Stock Exchange on December 12, 2000.

(2)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

      Rule 429 Legend: The prospectus which will be used in connection with the sale of the securities covered by this Registration Statement issued pursuant to the General Cable Corporation Savings Plan (f/k/a General Cable Corporation Savings Plan For Hourly Employees) will also be used in connection with the sale of securities covered by the Registration Statement of Form S-8 (Registration No. 333-31869) filed with the Securities and Exchange Commission (the “Commission”) on July 23, 1997.

      The purpose of this Registration Statement is to register an additional 125,000 shares of Common Stock for issuance pursuant to the General Cable Corporation Savings Plan (f/k/a General Cable Corporation Savings Plan For Hourly Employees) (the “Plan”). Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 333-31869, filed with the Commission on July 23, 1997, are incorporated herein by reference.

Item 8. Exhibits

      The following exhibits are filed as part of this Registration Statement or, where so indicated, have been previously filed and are incorporated herein by reference.

Exhibit No.	Description

5.1	Opinion of Robert J. Siverd, Esquire.

23.1	Consent of Robert J. Siverd, Esquire (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (included on signature page).

SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Highland Heights, Commonwealth of Kentucky on this 14th day of December, 2000

GENERAL CABLE CORPORATION SAVINGS PLAN

By:	/s/ Robert J. Siverd

Name:	Robert J. Siverd

Title:	Member, Administrative Committee

SIGNATURES AND POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Highland Heights, Kentucky on this 14th day of December, 2000

GENERAL CABLE CORPORATION

By:	/s/ Stephen Rabinowitz

Stephen Rabinowitz Chairman and Chief Executive Officer

      Each person whose signature appears below hereby authorizes Stephen Rabinowitz to file one or more Amendments, including Post-Effective Amendments, to this Registration Statement, which Amendments may make such changes as Stephen Rabinowitz deems appropriate, and each person whose signature appears below, individually and in each capacity stated below hereby appoints Stephen Rabinowitz as attorney-in-fact to execute in his name and on his behalf any such Amendments to this Registration Statement.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ Stephen Rabinowitz Stephen Rabinowitz	Chairman and Chief Executive Officer (Principal Executive Officer)	December 14, 2000

/s/ Gregory B. Kenny Gregory B. Kenny	President and Chief Operating Officer and Director	December 14, 2000

/s/ Christopher F. Virgulak Christopher F. Virgulak	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 14, 2000

/s/Gregory E. Lawton Gregory E. Lawton	Director	December 14, 2000

/s/ Jeffrey Noddle Jeffrey Noddle	Director	December 14, 2000

/s/Robert L. Smialek Robert L. Smialek	Director	December 14, 2000

/s/ John E. Welsh, III John E. Welsh, III	Director	December 14, 2000